INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-8 of our reports dated March 9, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended January 31, 1994.


Deloitte & Touche


Charlotte, North Carolina
July 7, 1994